Exhibit 10.12

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
UC Agreement Control No. 2006-04-0085

This First Amendment to Exclusive License Agreement (this “Amendment”), dated as of November 4, 2005, is made by and among The Regents of the University of California, a California corporation (“The Regents”), Medivation, Inc., a Delaware corporation (“Medivation”), and Medivation Prostate Therapeutics, Inc., a Delaware corporation and subsidiary of Medivation (“MPT”)

WHEREAS, the Regents, Medivation and MPT are parties to an Exclusive License Agreement, dated as of August 12, 2005 (the “Exclusive License Agreement”);

WHEREAS, The Regents, Medivation and MPT wish to strengthen the patent protection of certain members of the family of compounds covered in UC Case Nos. 2004-129 and 2005-438 by the filing of a patent application to cover additional selected diarylthiohydantoin compounds, which are disclosed in UC Case No. 2006-260 entitled “Selected Diarylthiohydantoin Compounds,” by Samedy Ouk, Michael E. Jung, Derek Welsbie and Charlie D. Chen, employees of The Regents, and Charles L. Sawyers, an employee of HHMI and a member of the faculty of the University of California, Los Angeles;

WHEREAS, Medivation as the parent corporation of MPI will benefit directly from the agreements made herein;

WHEREAS, the parties mutually intend to enter into this First Amendment to amend the terms of the Exclusive license Agreement, as specified below.

THEREFORE, the parties hereby agree as follows:

1.	Paragraph 1.1 (“Regents’ Patent Rights”) is deleted and replaced with the following, which is amended to include “UC Case No. 2006-260” in the parenthetical at the end of the paragraph:
1.1

“Regents’ Patent Rights” means The Regents interest in the claims of the United States patents and patent applications, corresponding foreign patents and patent applications (requested under Paragraph 7.3 herein), and any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (but only those claims in the continuation-in-part applications that are entirely supported in the specification and entitled to the priority date of the parent application) based on the patent applications listed in Appendix A (UC Case Nos. 2004-129, 2005-438 and 2006-260).

2.

Appendix A (Regents’ Patent Rights) is deleted and replaced with the Appendix A attached to this First Amendment, which is amended to include the patent application to be filed under UC Case No. 2006-260.

3.

Paragraph 2.1 is deleted and replaced with the following, which is amended to delete “Licensee” and replace it with “MPT.”  The effect of this Amendment is that MPI is the sole recipient of the license granted pursuant to Paragraph 2.1.  Notwithstanding this amendment, it is expressly understood that all other references to “Licensee” in the Exclusive License Agreement, including without limitation in Article 18 thereof (Indemnification), shall refer to Medivation and MPI collectively.

2.1

Subject to the limitations set forth in this Agreement, including the licenses granted to the United States Government and those reserved by HHMI set forth in the recitals and in Paragraph 2.2 and the rights reserved by The Regents in Paragraph 2.3, The Regents hereby grants to MPI an exclusive license (the “License”) under Regents’ Patent Rights, in jurisdictions where Regents’ Patent Rights exist, to make, have made, use, sell, offer for sale and import Licensed Products and to practice Licensed Methods in the Field of Use to the extent permitted by law.

4.	Except for the amendments specifically referenced above, all other terms of the Exclusive License Agreement shall remain unchanged and in full force and effect.

The Regents, Medivation and MPI have executed this Amendment in duplicate originals by their authorized officers on the dates written below:

MEDIVATION, INC.	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ C. Patrick Machado	By	/s/ Claire T. Wake

Name	C. Patrick Machado	Name	Claire T. Wake, Ph.D.
Title	Senior Vice President and CFO	Title	Assistant Director, Licensing

Date	4 Nov. 05	Date	November 4, 2005

MEDIVATION PROSTATE THERAPEUTICS, INC.

By	/s/ C. Patrick Machado

Name	C. Patrick Machado
Title	Senior Vice President and CFO

Date	4 Nov. 05

APPENDIX A

(First Amendment)

REGENTS’ PATENT RIGHTS

UC Case No. 2004-129

PCT Patent Application No. US05/05529 “Methods and Materials for Assessing Prostate Cancer Therapies and Compounds,” filed February 23, 2005, based on US Provisional Patent Application No. 60/547,101 filed February 24, 2004.  The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents.

UC Case No. 2005-438

US Provisional Patent Application No. 60/680,835 “Novel Androgen Receptor Inhibitors with Minimal Agonistic Activities,” filed May 11, 2005.  The inventors rue Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents.  This application, together with the patent application pertaining to UC Case No. 2004-129, cover the compounds identified as RD1 through RD138, inclusive, on Exhibit A attached hereto.

UC Case No. 2006-260

US Provisional Patent Application to be filed on “Selected Diarylthiohydantoin Compounds” based on UC Case No. 2006-260.  The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents.  This application will cover only the following diarylthiohydantoin compounds developed in the laboratory of Michael E. Jung, the structures of which are set forth on Exhibit A attached hereto:

•	RD139 through RD142
•	RD145 through RD163
•	RD168

EXHIBIT A

To Appendix A

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